Exhibit 5.1

June 25, 2013	Suite 900, 607 14th Street, NW Washington, DC 20005-2018 t 202 508 5800 f 202 508 5858 direct dial 202 508 5852 direct fax 202 204 5614 eolifer@kilpatricktownsend.com

Board of Directors

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, Illinois 60137

Ladies and Gentlemen:

We have been requested by Community Financial Shares, Inc., a Maryland corporation (the “Company”), to issue our opinion in connection with the registration of shares of the Company’s common stock, par value $0.01 per share, under the Securities Act of 1933, as amended (the “Securities Act”). The post-effective amendment to the Company’s registration statement on Form S-8 (the “Registration Statement”) covers 45,000 shares of common stock which may be issued upon the exercise of options to purchase shares of the common stock granted under the Community Financial Shares, Inc. Non-Qualified Stock Option Plan.

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

Based on the foregoing, and limited in all respects to Maryland law, it is our opinion that the shares reserved for issuance and distribution under the above-referenced Equity Plan are duly authorized and, upon payment for such shares in the manner described in the Equity Plan, all such shares will be validly issued, fully paid and nonassessable.

We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of “experts” within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

ATLANTA    AUGUSTA    CHARLOTTE    DENVER    NEW YORK    OAKLAND    RALEIGH    SAN DIEGO    SAN FRANCISCO    SEATTLE

SHANGHAI    SILICON VALLEY    STOCKHOLM    TAIPEI    TOKYO    WALNUT    CREEK    WASHINGTON    WINSTON-SALEM

Board of Directors

Community Financial Shares, Inc.

June 25, 2013

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading “Interests of Named Experts and Counsel” therein.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

/s/ Edward G. Olifer
Edward G. Olifer, a Partner